Exhibit 10.4

Pacific Special Acquisition Corp.

855 Pudong South Road
The World Plaza, 27th Floor

Pudong, Shanghai
China 200120

Mr. Jian Tu

c/o Zhengqi International Holding Limited

855 Pudong South Road

The World Plaza, 27th Floor

Pudong, Shanghai

China 200120

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of Pacific Special Acquisition Corp. (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), an affiliate of Mr. Jian Tu shall make available to the Company certain office space and administrative and support services as may be required by the Company from time to time, situated at 855 Pudong South Road, The World Plaza, 27th Floor, Pudong, Shanghai, China 200120 and at 40 Wall Street, 28th Floor, New York, New York 10005 (or any successor locations).  In exchange therefore, the Company shall pay one of Mr. Tu’s affiliates the sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date. Mr. Tu hereby agrees that he does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established upon the consummation of the IPO (the “Claim”) and hereby waives any Claim he may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party, provided that Mr. Tu may assign this letter agreement to an affiliate without the prior written approval of the Company. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

Very truly yours,

PACIFIC SPECIAL ACQUISITION CORP.

By:	/s/ Zhouhong Peng
Name:	Zhouhong Peng
Title:	Chief Executive Officer and Chief Financial Officer

AGREED TO AND ACCEPTED BY:

/s/ Jian Tu
By: Jian Tu